SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Hollis-Eden Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2004

TO THE STOCKHOLDERS OF HOLLIS-EDEN PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), will be held on Friday, June 18, 2004 at 2:00 p.m. local time at The Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037 for the following purposes:

1.	To elect three Class I directors to hold office until the 2007 Annual Meeting of Stockholders.

2.	To approve the Company’s 1997 Incentive Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 750,000 shares.

3.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 22, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Richard B. Hollis

Chairman of the Board, President and Chief Executive Officer

San Diego, California

May 11, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

June 18, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Hollis-Eden Pharmaceuticals, Inc. (sometimes referred to as the “Company” or Hollis-Eden) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 11, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 22, 2004 will be entitled to vote at the annual meeting. On this record date, there were 19,267,168 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 22, 2004 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 22, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three directors;

•	Proposed 750,000-share increase in the number of shares of common stock authorized for issuance under the Company’s 1997 Incentive Stock Option Plan, as amended; and

•	Ratification of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will offer you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 22, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the approval of the Company’s 1997 Incentive Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 750,000 shares and “For” the ratification of the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 4435 Eastgate Mall, Suite 400, San Diego, California 92121.

➢	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 10, 2005, to the Company’s Secretary at 4435 Eastgate Mall, Suite 400, San Diego, California 92121. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify the Company after March 21, 2005 and before April 20, 2005, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If on April 22, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How many votes are needed to approve each proposal?

➢	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 2, the approval of the Company’s 1997 Incentive Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 750,000 shares, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 3, ratification of the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2004, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 19,267,168 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

Proposal 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of six members. If the nominees for election are elected at the Annual Meeting, the Board will have seven members. William H. Tilley, a current director in the class of directors whose term of office expires in 2004, will be stepping down as a director upon expiration of his term at this Annual Meeting. One of the nominees for election to this class, Paul Bagley, is currently a director of the Company, having been elected by the stockholders. The other two nominees for election to this class, Jerome M. Hauer and Marc R. Sarni, have not previously served as directors of the Company. Each of these new candidates is “independent,” as defined by the listing standards of the Nasdaq Stock Market. If elected at the Annual Meeting, each of the nominees would serve until the 2007 Annual Meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

Paul Bagley

Mr. Bagley, age 61, has served as a director of the Company since March 1996. Mr. Bagley is a founding principal of Stone Pine Capital L.L.C., a group that provides mezzanine capital to fund acquisitions, buyouts, growth and recapitalizations, and is also associated with Stone Pine Advisors L.L.C., and Stone Pine Investment

Banking L.L.C. Mr. Bagley was Chief Executive Officer of Laidlaw Holdings, Inc., an investment services company from January 1995 until November 1996. For more than twenty years, Mr. Bagley was engaged in investment banking activities with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company Inc. Mr. Bagley served in various capacities with Shearson and E.F. Hutton, including Executive Vice President and Director, Managing Director, Head of Direct Investment Origination and Manager of Corporate Finance. Mr. Bagley also serves as Chairman of the Board of Directors of Argus Technologies, Inc., a privately held telecommunications and technology company. Mr. Bagley is also a director of All Telecom, S.A., CDNO-Consolidated Capitol of North America and Hamilton Lane Private Equity Partners, L.L.C., an Irish Stock Exchange listed investment partnership. Mr. Bagley is also a director of Viventures Partners Management S.A. Mr. Bagley graduated from the University of California at Berkeley with a B.Sc. in Business and Economics and from Harvard Business School with an M.B.A. in Finance.

Jerome M. Hauer

Mr. Hauer, age 52, is recognized as one of the nation’s leading experts on bioterrorism and emergency preparedness, with over 20 years of experience in emergency management. Since late 2003, Mr. Hauer has served as Executive Director of the Response to Emergencies and Disasters Institute (READI) and Associate Professor, School of Public Health at The George Washington University, where he is working with the Department of Homeland Security to coordinate and deliver first responder training for the entire National Capitol Region, as well as the nation. During the events of September 11, 2001 and the nation’s anthrax crisis that followed, Mr. Hauer served as Senior Advisor to the Secretary of Health and Human Services (HHS) for National Security and Emergency Management. In June 2002, HHS Secretary Tommy G. Thompson named Mr. Hauer as Acting Assistant Secretary for the Office of Public Health Emergency Preparedness. In this role, Mr. Hauer was responsible for coordinating the country’s medical and public health preparedness and response to emergencies, including acts of biological, chemical and nuclear terrorism. Prior to serving at HHS, Mr. Hauer worked with Mayor Rudolph W. Giuliani as the first Director of the Mayor’s Office of Emergency Management for New York City, charged with coordinating the city’s emergency response plans. Mr. Hauer is a member of the Johns Hopkins School of Public Health’s Health Advisory Board and has served on the National Academy of Sciences Institute of Medicine’s Committee to Evaluate R&D Needs for Improved Civilian Medical Response to Chemical or Biological Terrorism Incidents. Mr. Hauer is the recipient of numerous honors, including the Outstanding Alumni of the Year from the Johns Hopkins School of Public Health, the Indiana Commendation Medal for Exceptional Meritorious Service, the Legion of Hoosier Heroes Award and the Distinguished Alumni Award from NYU. He also is a member of the New York City Police Department’s Honor Legion, and is an honorary Assistant Chief in the New York City Fire Department. Mr. Hauer graduated from New York University with a B.A. degree in psychology and history and from the Johns Hopkins School of Public Health with a Master’s degree.

Marc R. Sarni

Mr. Sarni, age 45, is a Principal at Cornerstone Investment LLC, a group engaged in the investment, development and property management of both residential and commercial real estate. Mr. Sarni worked as an investment banker at A.G. Edwards and Sons, Inc. for 17 years, and from 1997 until 2003 Mr. Sarni was the Managing Director responsible for establishing and managing the Healthcare Industry Group within the corporate finance department’s Emerging Growth Sector. The Healthcare Industry Group of A.G. Edwards focused primarily on emerging growth medical technology, biotechnology, specialty pharmaceutical and healthcare services companies. Prior to joining A.G. Edwards, Mr. Sarni spent three years working as a Certified Public Accountant at PriceWaterhouse (now PricewaterhouseCoopers LLP). Mr. Sarni currently serves as a member of the Investment Advisory Committee for Ascension Health Ventures, the strategic health venture-investing subsidiary of Ascension Health, the nation’s largest Catholic and not-for-profit healthcare system. Mr. Sarni graduated from the University of Missouri at Columbia with a BSBA degree in Accounting and from the University of Chicago with an M.B.A. in Finance.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Thomas Charles Merigan, Jr., M.D.

Dr. Merigan, age 70, became Scientific Advisor and a director of Hollis-Eden in March 1996. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to the present. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present and has been Director of Stanford University’s Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since 1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology AIDS Advisory Board, Bristol Myers Squibb Corporation from 1989 to 1995 and Chair, Scientific Advisory Board, Sequel Corp. from 1993 to 1996. In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A., with honors, from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

Brendan R. McDonnell

Mr. McDonnell, age 41, has served as a director of Hollis-Eden since August 1996. In 2003, Mr. McDonnell joined the law firm Preston Gates & Ellis LLP as an equity partner. From 1997 to 2003, Mr. McDonnell was of counsel and then a partner at Tonkon Torp LLP, a Northwest based law firm. Mr. McDonnell specializes in representing both private and public emerging growth companies, with focus on the high technology industry. Mr. McDonnell is the past Chair of the Business Section of the Oregon State Bar and spent two years as an adjunct professor at the Northwestern School of Law of Lewis and Clark College. Mr. McDonnell holds a B.S. in accounting from Loyola Marymount University and a J.D. from the University of California at Davis. He is a member of the California and Oregon State Bar Associations.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

Richard B. Hollis

Mr. Hollis, age 51, founded Hollis-Eden in August 1994, and currently serves as Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years of experience in the healthcare industry. He began his career in product sales with Baxter Travenol (today Baxter International), where he specialized in launching and marketing parenteral, enteral and intravenous solutions to hospitals and nursing homes. Mr. Hollis next joined Imed Corporation, a world leader in drug delivery devices in the 1980s, where he rapidly advanced through numerous sales, marketing and managerial positions. Mr. Hollis was one of two Division Managers at Imed when it was acquired by Warner Lambert (today part of Pfizer Inc.). After leaving Warner Lambert, Mr. Hollis joined Genentech as Western Business Unit Manager. At Genentech, Mr. Hollis was instrumental in the launch of two blockbuster pharmaceutical products — Protropin (human growth hormone) and Activase (tissue plasiminogen activator). Mr. Hollis then joined Instromedix, a manufacturer of cardiac monitoring devices, as General Manager and Vice President of Marketing and Sales, and subsequently became Chief Operating Officer of

Bioject Medical, a manufacturer of needleless drug delivery devices. In 1994 Mr. Hollis founded Hollis-Eden, which he initially self-funded and took public in 1997. Mr. Hollis received his B.A. in Psychology from San Francisco State University after studying humanities while attending St. Mary’s College.

Salvatore J. Zizza

Mr. Zizza, age 58, has served as a director of the Company since March 1997. He served as Chairman of the Board, President and Treasurer of Initial Acquisition Corp., from 1992 until March 1997, at which time Initial Acquisition Corp. merged with the Company. Mr. Zizza is presently Chairman of Hallmark Electrical Supplies Corp. Mr. Zizza is also Chairman of Bethlehem Advanced Materials. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc. until 1985, when NICO merged with The LVI Group, Inc. Prior to joining The LVI Group, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer for Chemical Bank. Mr. Zizza’s current and former directorships include: The Gabelli Equity Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible and Income Securities Fund, The Gabelli Utility Trust Fund (NYSE), The Gabelli Global Multimedia Trust (NYSE), The Gabelli Equity Series Fund, The Gabelli Dividend and Income Trust, The Gabelli Gold Fund, the Gabelli International Growth Fund, the Gabelli Global Services Fund, the Ned Davis Asset Allocation Fund, Westwood Funds, Earl Scheib Inc (ASE) and St. David’s School. Mr. Zizza received a B.S. in Political Science and an M.B.A. from St. John’s University.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that three of the Company’s current directors are independent directors within the meaning of the applicable Nasdaq listing standard. If the nominees for election are elected at the Annual Meeting, five of the Company’s directors will be independent.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 2003, the Board of Directors held six meetings. During the fiscal year ended December 31, 2003, each Board member attended 82% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. Five of the six directors were in attendance at the 2003 Annual Meeting.

In April 2004, the Company’s Board of Directors documented the governance practices followed by the Company by adopting a number of corporate governance policies and procedures, as well as a Nominating Committee Charter and a Business Code of Conduct and Ethics, to assure that the Board will have the necessary authority and practices in place to make decisions that are independent of the Company’s management. These guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. They set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, and board committees and compensation. These policies and procedures, together with the Nominating Committee Charter and Business Code of Conduct and Ethics, were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.

As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Nominating Committee

The Board of Directors has recently adopted a Nominating Committee Charter, which can be found on our corporate website at www.holliseden.com. The Board intends to form a Nominating Committee following the Annual Meeting. The Nominating Committee of the Board of Directors will consist of at least two directors who are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating Committee will be responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, assessing the performance of the Board, and making recommendations to the Board regarding the membership of the committees of the Board. Because the Board has not yet formed the Nominating Committee, the nominees for election at the upcoming Annual Meeting were selected by the independent directors on the Board – Messrs. McDonnell, Bagley and Zizza. The two new independent director candidates up for election at the Annual Meeting, Messrs. Hauer and Sarni, were recommended to the Board’s independent directors by certain executive officers of the Company, including the Chief Executive Officer.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including: personal integrity and ethics; no interests that would materially impair his or her ability to exercise independent judgment and otherwise discharge his or her fiduciary duties; ability to represent all stockholders equally; achievement in one or more fields of business, professional, governmental, scientific or educational endeavor; sound judgment based on management or policy-making experience; general understanding of the major issues facing public companies of a size and operational scope similar to the Company; and ability to devote adequate time to the Board and its committees. However, the Nominating Committee will retain the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee will consider such factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. The Nominating Committee will then compile a list of potential candidates, using its own network of contacts, as well as recommendations from other Board members and management. The Nominating Committee may also engage, if appropriate under the circumstances, a professional search firm to assist in identifying qualified candidates. The Nominating Committee will conduct any appropriate or necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee will meet to discuss and consider such candidates’ qualifications and then select the nominees for recommendation to the Board by majority vote.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Nominating Committee will also take into account the size and duration of the recommending stockholder’s ownership interest in the Company and the extent to which such stockholder intends to maintain its ownership interest in the Company. The Board does not intend for the Nominating Committee to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 4435 Eastgate Mall, Suite 400, San Diego, California 92121, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Any such submission must be accompanied by a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock, including the number of shares and when the shares were acquired, and the extent to which the nominating stockholder intends to maintain its ownership interest in the Company.

Notwithstanding the responsibilities of the Nominating Committee described above, the recommendations for director nominees made by the Nominating Committee will be subject to Delaware law, the bylaws of the Company and the provisions of the Employment Agreement, dated November 1, 1996, between Richard B. Hollis and the Company. Pursuant to that agreement, Mr. Hollis has the right to require the Company to nominate him and two of his designees for election to the Board. To date, however, Mr. Hollis has not exercised such right.

Compensation Committee

The Compensation Committee makes recommendations to the Board concerning executive salaries and incentive compensation, administers the Company’s 1997 Incentive Stock Option Plan and otherwise determines compensation levels and policies and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. McDonnell and Bagley. The Compensation Committee had four meetings in 2003.

Audit Committee

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit. The Audit Committee is composed of three directors and operates under a written charter adopted by the Company’s Board of Directors. The members of the Audit Committee are Messrs. McDonnell, Bagley and Zizza. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Zizza qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Zizza’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer. The Audit Committee had five meetings in 2003.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board. Persons interested in communicating with the Board with their concerns or issues may address correspondence to the Board, in care of Hollis-Eden Pharmaceuticals, Inc., at 4435 Eastgate Mall, Suite 400, San Diego, California 92121. All such communications will be compiled by the Secretary of the Company and submitted to the Board on a periodic basis. All communications must be accompanied by the following information:

•	A statement as to (i) the number of shares of common stock of the Company that the person holds and (ii) the approximate date on which the person became a stockholder of the Company;

•	Any special interest, meaning an interest not in the capacity of a stockholder of the Company, of the person in the subject matter of the communication; and

•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to directors under these procedures:

•	Communications regarding individual grievances or other interests that are personal to the party submitting the communication and would not reasonably be of concern to stockholders generally;

•	Communications that advocate the Company’s engaging in illegal, unethical or otherwise improper activities;

•	Communications that contain offensive, vulgar or abusive content; and

•	Communications that have no rational relevance to the business or operations of the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Hollis-Eden Pharmaceuticals Code of Business Conduct and Ethics, which applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.holliseden.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in a Form 8-K filed with the Securities and Exchange Commission (“SEC”).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The independent accountants discussed with the Audit Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants as well as the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC.

The Board has determined that Mr. Salvatore Zizza qualifies as the Company “Audit Committee Financial Expert” as defined by the rules and regulations of the SEC.

Respectfully submitted by:

AUDIT COMMITTEE

Brendan R. McDonnell, Chairman

Paul Bagley

Salvatore J. Zizza

Proposal 2

APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN, AS AMENDED

In February 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1997 Incentive Option Stock Plan (the “1997 Plan”) and reserved an aggregate of 1,000,000 shares of the Company’s Common Stock for issuance thereunder to the Company’s employees. The Board adopted the 1997 Plan so that the Company could grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee, and to allow the Company more flexibility in attracting and retaining qualified employees and promoting the success of the Company’s business. In March 1998, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,000,000 shares to 1,250,000 shares. In February 1999, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,250,000 shares to 2,250,000 shares. In March 2000, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,250,000 shares to 2,750,000 shares. In March 2001, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,750,000 shares to 3,250,000 shares. In March 2002, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 3,250,000 shares to 3,750,000 shares. In March 2003, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 3,750,000 shares to 4,400,000. Each of the amendments to the 1997 Plan were subsequently approved by the stockholders of the Company.

At March 31, 2004, options (net of canceled or expired options) covering an aggregate of 4,263,151 shares of the Company’s Common Stock had been granted under the 1997 Plan, and 50,565 shares (plus any shares that might in the future be returned to the plans as a result of cancellation or expiration of options) remained available for future grant under the 1997 Plan. During the last fiscal year, under the 1997 Plan, the Company granted: (i) options to purchase an aggregate of 493,500 shares at exercise prices ranging from $5.29 to $12.25 to the Company’s current executive officers and 40,000 shares at an exercise price of $2.25 (to replace an expired option) to one executive officer; (ii) options to purchase an aggregate of 187,850 shares at exercise prices ranging from $5.29 to $17.83 per share to all other Company employees; (iii) options to purchase an aggregate of 6,000 shares at exercise prices ranging from $14.12 to $15.96 to the Company’s consultants; and (iv) options to purchase an aggregate of 93,500 shares at an exercise price of $5.30 to directors (excluding executive officers) and 125,000 shares at an exercise price of $2.25 (to replace an expired option) to one director.

In April 2004, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 4,400,000 shares to 5,150,000. Because the Company is approaching the latter stages of development for its lead compound, NEUMUNE, the Company intends to ramp up its hiring and increase the employee count by 30 to 50% in 2004. During this hiring period, the Board believes it is important for the Company to have the ability to grant a sufficient number of stock options to attract the most qualified employees in the industry. Accordingly, the Board adopted this amendment to ensure that the Company can continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee to allow the Company flexibility in attracting and retaining qualified personnel.

Stockholders are requested in this Proposal 2 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 1997 Plan are described below.

GENERAL

The following description of the 1997 Plan is a summary and is qualified in its entirety by reference to the 1997 Plan. On February 5, 1997, the Company’s Board of Directors adopted the 1997 Plan, which was subsequently approved by the Company’s stockholders on March 26, 1997. The 1997 Plan was amended by the Board in March 1998, February 1999, March 2000, March 2001, March 2002 and March 2003, which amendments were subsequently approved by the Company’s stockholders on May 18, 1998, May 17, 1999, June 23, 2000, June 29, 2001, June 21, 2002 and June 20, 2003 respectively.

PURPOSE

The purpose of the 1997 Plan is to encourage management, employees, directors and consultants associated with the Company (including any successor) to acquire an equity interest in the Company’s business, thereby strengthening their commitment to remain with, or to join, the Company. The 1997 Plan contemplates the grant to employees of “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“NSOs”) to such employees, directors and consultants as the Company’s Compensation Committee deems appropriate.

The 1997 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it qualified or intended to be qualified under Section 401(a) of the Code.

ADMINISTRATION

Administration of the 1997 Plan was delegated to the Company’s Compensation Committee, currently consisting of Mr. McDonnell and Mr. Bagley, each a “disinterested person” within the meaning of Rule 16(b)-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to the terms of the 1997 Plan and such limitations as the Board of Directors may impose, the Compensation Committee shall be responsible for the overall management and administration of the 1997 Plan and shall have such authority as may be necessary or appropriate to carry out its responsibilities, including, without limitation, the authority to (i) determine the persons to whom, and the time or times at which, grants shall be made as well as the terms of ISOs and NSOs, (ii) interpret and construe the terms of the 1997 Plan and any instrument thereunder, and (iii) adopt rules and regulations, prescribe forms and take any other actions not inconsistent with the 1997 Plan as it may deem necessary or appropriate. In addition, the Compensation Committee and the Board of Directors have created a Non-Officer Stock Option Committee, with the authority to grant options to purchase Common Stock to employees at a level below director level, provided that such employees are not subject to Section 16 of the Exchange Act, not to exceed 20,000 shares of Common Stock to any one person in any 12-month period and not to exceed 10,000 shares of Common Stock to any one person in any 12-month period without the consent of the Chairman of the Compensation Committee. Currently, the sole member of the Non-Officer Stock Option Committee is Mr. Hollis.

STOCK SUBJECT TO THE 1997 PLAN

Subject to stockholder approval of this proposal, an aggregate of 5,150,000 shares of Common Stock is reserved for issuance under the 1997 Plan. If options granted under the 1997 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the 1997 Plan. If the Company reacquires unvested stock issued under the 1997 Plan, the reacquired stock will again become available for reissuance under the 1997 Plan.

ELIGIBILITY

Officers, employees and directors of the Company, as well as certain consultants who provide services to the Company, are eligible to participate in the 1997 Plan without regard to length of employment or service. Any such person who is not an “employee” of the Company, within the meaning of Section 422 of the Code, is not eligible to receive ISOs. No options will be granted after February 4, 2007, the date upon which the 1997 Plan will terminate if it is not terminated earlier by the Board.

DESCRIPTION OF OPTIONS

The exercise price of an option granted under the 1997 Plan and the period during which it may be exercised will be determined by the Compensation Committee at the time of grant, subject to the terms and conditions of the 1997 Plan. The exercise price of an ISO, however, shall not be less than the fair market value of the shares subject to such ISO on the date of grant (or 110% of such fair market value in the case of ISOs granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company).

In no event will options expire later than the expiration of ten years from the date of grant (or five years from the date of grant in the case of ISOs granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company). Options that are otherwise exercisable may be exercised in whole or in part.

Upon the occurrence of any of the following: (i) the merger or consolidation of the Company with or into another corporation (pursuant to which the Company’s stockholders immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities) under circumstances where the agreement of merger or consolidation does not provide for (A) the continuance of the options granted under the 1997 Plan or (B) the substitution of new options for options granted under the 1997 Plan, or (C) the assumption of such options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Company to a person unrelated to the Company or to a direct or indirect owner of a majority of the voting power of the Company’s then outstanding voting securities (such sale of assets being referred to as an “Asset Sale”) or (iii) a “change in control” of the Company, then the vesting and exercisability of options theretofore granted and still outstanding (and not otherwise expired) shall accelerate in full immediately prior to such event. All outstanding options that are not exercised prior to such event (other than a change in control of the Company as defined below) shall be forfeited as of the effective time of such event.

For purposes of the 1997 Plan, a “change in control of the Company” shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 promulgated under the Exchange Act) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, (iii) the Company or any subsidiary of the Company or (iv) a participant together with all Affiliates and Associates of such participant) is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities. The provisions of clause (iv) of the foregoing sentence apply only with respect to the options held by the participant.

If the optionee’s service with the Company terminates, options that are exercisable on such termination date shall remain exercisable until the expiration of three months from such termination date (extended to one year if such termination occurs due to the optionee’s death or disability).

To the extent that the aggregate of (i) the fair market value (determined at the time an ISO is granted) of the shares of the Company’s Common Stock subject to an ISO and (ii) the fair market value (determined as of the date(s) of grant of the options(s)) of all other shares of Common Stock subject to ISOs granted to an optionee that are exercisable for the first time by an optionee during a calendar year (under all stock option plans of the Company) exceeds $100,000, such ISO’s shall be treated as NSOs.

PAYMENT FOR SHARES

Payment for shares of the Company’s Common Stock purchased upon exercise of an option must be made in full upon exercise, either in cash or check or in shares of outstanding Common Stock of the Company held for the required time period to avoid a charge to the Company’s reported earnings. The proceeds received by the Company from the sale of shares of its Common Stock pursuant to the 1997 Plan shall be used for general corporate purposes.

TRANSFER RESTRICTIONS

Options other than NSOs are not transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of an optionee, an ISO shall be exercisable only by the optionee. An optionee is required to notify the Company if he disposes of shares of the Company’s Common Stock acquired pursuant to the exercise of an ISO within two years of the date the ISO was granted or within one year of the date the ISO was exercised.

AMENDMENT AND TERMINATION

The Board may amend or terminate the 1997 Plan at any time or from time to time; provided, however, that unless all required stockholder approvals have been received, no amendment will be made that would (i) increase the maximum number of shares as to which options may be granted, or (ii) reduce the minimum exercise price of an ISO, or (iii) materially modify the requirements as to eligibility for participation. No amendment is permitted which would alter or impair the rights of any optionee under an option granted prior to such amendment, unless the optionee consents thereto.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options.    Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.    Nonstatutory stock options granted under the 1997 Plan generally have the following federal income tax consequences.

There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

NEW PLAN BENEFITS

The following table presents certain information with respect to options granted under the 1997 Plan for the fiscal year ended December 31, 2003 to (i) the Company’s Chief Executive Officer and its other four most highly compensated executive officers in 2003, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all non-executive officer employees as a group. This information regarding grants for the fiscal year ended December 31, 2003 is for illustration only and may not be indicative of grants that are made in the future under the 1997 Plan.

NEW PLAN BENEFITS

1997 Stock Plan

Name and Position	Number of Shares Underlying Options
Mr. Richard B. Hollis Chairman of the Board, President and Chief Executive Officer	240,000
Mr. Daniel D. Burgess Chief Financial Officer and Chief Operating Officer	50,000
Dr. James M. Frincke Chief Scientific Officer	70,000
Mr. Eric J. Loumeau Vice President, Corporate General Counsel	25,000
Dr. Dwight R. Stickney Vice President, Medical Affairs	23,500
All Executive Officers as a Group	533,500
All Non-Employee Directors as a Group	218,500
All Non-Executive Officer Employees as a Group	187,850

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to all of our compensation plans under which we are authorized to issue equity securities of the Company.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Stock option equity compensation plans approved by security holders	3,761,451	$8.88	552,265	(1)
Stock option equity compensation plans not approved by security holders	1,750,000	$6.60	—
Warrant equity compensation plans not approved by security holders	955,919	$9.90	—

(1)	As of March 31, 2004, only 50,565 securities remain available for future issuance under the 1997 Plan.

The equity compensation plans and arrangements of the Company adopted without the approval of securities holders that were in effect as of December 31, 2003, and the material features of such plans and arrangements, are described in Note 9 (“Stock Options – Non-Plan Options”) and Note 10 (“Common Stock Purchase Warrants”) in the Notes to Financial Statements included in our Annual report on Form 10-K for the year ended December 31, 2003.

Proposal 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company’s financial statements since its inception. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in it’s discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS’ FEES

The following table shows the fees incurred for services rendered by BDO Seidman, LLP, the Company’s independent auditor in 2003 and 2002. All such services were preapproved by the Audit Committee in accordance with the preapproval policy.

	2003	2002
Audit Fees
• Annual financial statements and reviews of quarterly financial statements	$45,800	$33,500
• Review of other documents filed with the SEC	57,389	35,346

Subtotal Audit Fees	$103,189	$68,846
Audit Related Fees	-0-	-0-
Tax Fees	6,500	6,000
All Other Fees	-0-	-0-

Total	$109,689	$74,846

PRE APPROVAL POLICIES

The Audit Committee’s pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee as delegated pre-approval authority to the Chair of the Audit Committee for those such instances. The Chair must report on such approvals at the next scheduled Audit Committee meeting.

The Audit Committee has determined that the rendering of the non-audit services by BDO Seidman, LLP is compatible with maintaining the auditor’s independence.

All fiscal year 2003 audit and non-audit services provided by the independent auditors were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

The following table sets forth information regarding the Company’s Executive Officers and Senior Management.

Name	Age	Position
Richard B. Hollis	51	Chairman of the Board, President and Chief Executive Officer
Daniel D. Burgess	42	Chief Operating Officer and Chief Financial Officer
James M. Frincke, Ph.D.	53	Chief Scientific Officer
Eric J. Loumeau	41	Vice President, Corporate General Counsel
Robert L. Marsella	51	Vice President, Business Development
Christopher L. Reading, Ph.D.	56	Executive Vice President, Scientific Development
Dwight R. Stickney, M.D.	61	Vice President, Medical Affairs
Robert W. Weber	53	Chief Accounting Officer and Vice President – Controller

Richard B. Hollis founded Hollis-Eden in August 1994, and currently serves as Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years of experience in the healthcare industry. He began his career in product sales with Baxter Travenol (today Baxter International), where he specialized in launching and marketing parenteral, enteral and intravenous solutions to hospitals and nursing homes. Mr. Hollis next joined Imed Corporation, a world leader in drug delivery devices in the 1980s, where he rapidly advanced through numerous sales, marketing and managerial positions. Mr. Hollis was one of two Division Managers at Imed when it was acquired by Warner Lambert (today part of Pfizer Inc.). After leaving Warner Lambert, Mr. Hollis joined Genentech as Western Business Unit Manager. At Genentech, Mr. Hollis was instrumental in the launch of two blockbuster pharmaceutical products -- Protropin (human growth hormone) and Activase (tissue plasiminogen activator). Mr. Hollis then joined Instromedix, a manufacturer of cardiac monitoring devices, as General Manager and Vice President of Marketing and Sales, and subsequently became Chief Operating Officer of Bioject Medical, a manufacturer of needleless drug delivery devices. In 1994 Mr. Hollis founded Hollis-Eden, which he initially self-funded and took public in 1997. Mr. Hollis received his B.A. in Psychology from San Francisco State University after studying humanities while attending St. Mary’s College.

Daniel D. Burgess became Chief Operating Officer and Chief Financial Officer of Hollis-Eden Pharmaceuticals, Inc. in August 1999. Mr. Burgess joined Hollis-Eden from Nanogen Inc., where he served as Vice President and Chief Financial Officer. Prior to joining Nanogen in 1998, Mr. Burgess spent ten years with Gensia Sicor, Inc. (acquired by Teva Pharmaceutical Industries Limited) and Gensia Automedics, Inc., a partially owned subsidiary of Gensia Sicor. He served as President and a director of Gensia Automedics, where he was responsible for all functional areas of this medical products company. In addition, he was Vice President and Chief Financial Officer of Gensia Sicor, where he was responsible for finance, investor relations, business development and other administrative functions. During his tenure with Gensia, Mr. Burgess helped transform the company from a research stage company with less than 50 employees into a fully integrated specialty pharmaceutical company with more than $150 million in annual revenues. Mr. Burgess was instrumental in helping Gensia raise over $400 million in various public and private financings and was a key figure in a number of acquisitions and in-licensing and out-licensing transactions. Prior to joining Gensia, Mr. Burgess held positions at Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. He received a degree in Economics from Stanford University and an M.B.A. from Harvard Business School.

James M. Frincke, Ph.D. joined Hollis-Eden as Vice President, Research and Development in November 1997, was promoted to Executive Vice President in March 1999, and to Chief Scientific Officer in December 2001. Dr. Frincke joined Hollis-Eden from Prolinx, Inc., where he served as Vice President, Therapeutics Research and Development from 1995 to 1997. During his 20 years in the biotechnology industry, Dr. Frincke has managed major development programs including drugs, biologicals, and cellular and gene therapy products aimed at the treatment of cancer, infectious diseases and organ transplantation. Since joining the biotechnology industry, Dr. Frincke has held vice president, research and development positions in top tier biotechnology companies including Hybritech/Eli Lilly and SyStemix Inc. (acquired by Novartis). In various capacities, he has been responsible for all aspects of pharmaceutical development including early stage research programs, product evaluation, pharmacology, manufacturing, and the management of regulatory and clinical matters of lead product opportunities. Dr. Frincke has authored or co-authored more than 100 scientific articles, abstracts and regulatory filings. Dr. Frincke received his B.S. in Chemistry and his Ph.D. in Chemistry from the University of California, Davis. Dr. Frincke completed his postdoctoral work at the University of California, San Diego.

Eric J. Loumeau became Vice President, Corporate General Counsel in September 1999. Mr. Loumeau joined Hollis-Eden from the law firm of Cooley Godward LLP, where he had primary responsibility for Hollis-Eden’s account for the previous four years. As a partner at Cooley Godward, Mr. Loumeau represented a number of private and public companies in corporate and securities law matters. He joined the firm in 1995 from Skadden, Arps, Slate, Meagher and Flom, where he was an associate for four years. Mr. Loumeau attended Harvard Law School and the University of California, Berkeley, Boalt Hall School of Law, where he received a J.D. degree. He holds a B.S. degree in Business Administration with an emphasis in finance from Brigham Young University.

Robert L. Marsella became Vice President of Business Development and Marketing of Hollis-Eden in September 1997. Mr. Marsella has more than 22 years of medical sales, marketing, and distribution experience. Prior to joining Hollis-Eden, Mr. Marsella acted as a distributor of various cardiac related hospital products for a number of years. In addition, he has also served as Regional Manager for Genentech and launched ActivaseTM, t-pa (a biopharmaceutical drug) in the Western United States. Prior to joining Genentech, Mr. Marsella marketed intravenous infusion pumps for Imed Corporation for four years. Mr. Marsella began his career as a field sales representative and soon after was promoted to regional sales manager for U.S. Surgical Corporation, Auto Suture division. Mr. Marsella received his B.A. degree from San Diego State University.

Christopher L. Reading, Ph.D. became Vice President of Scientific Development in January 1999 and was promoted to Executive Vice President, Scientific Development in March 2002. Prior to joining Hollis-Eden, Dr. Reading was Vice President of Product and Process Development at Novartis Inc.-owned SyStemix Inc. During this time, he successfully filed three investigational new drug applications (INDs) in the areas of stem cell therapy technology and stem cell gene therapy for HIV/AIDS. Prior to joining SyStemix, Dr. Reading served on the faculty of the M.D. Anderson Cancer Center in Houston for nearly 13 years. His positions there included Associate and Assistant Professor of Medicine in the Departments of Hematology and Tumor Biology. During his career, Dr. Reading has given more than 25 national and international scientific presentations, published more than 50 peer-reviewed journal articles and 15 invited journal articles as well as written nearly 20 book chapters, and received numerous grants and contracts which supported his research activities. Dr. Reading has served on the National Science Foundation Advisory Committee for Small Business Innovative Research Grants (SBIR) as well as on the editorial boards of Journal of Biological Response Modifiers and Molecular Biotherapy. He holds a number of patents for his work with monoclonal antibodies and devices. Dr. Reading received his Ph.D. in Biochemistry at the University of California at Berkeley and completed postdoctoral study in tumor biology at The University of California at Irvine. He earned his B.A. in biology at the University of California at San Diego.

Dwight R. Stickney, M.D., currently serves as Vice President, Medical Affairs. He was appointed Medical Director, Oncology in May 2000 on a part-time basis. The position became full time in 2001, and he was appointed as an officer in 2003. Dr. Stickney joined Hollis-Eden from the Radiation Oncology Division of Radiological Associates of Sacramento Medical Group, Inc., in Sacramento, California, where he served as an oncologist since 1993. While at Radiological Associates, he served as Chairman of the Radiation Oncology

Division from 1997 to 1999 and was a member of the Radiation Study Section of the National Institute of Health’s Division of Research Grants from 1993 to 1997. He also served as the Director of Radiation Research for Scripps Clinic and Research Foundation in La Jolla, California. Dr. Stickney has taught in medical academia as Associate Professor of Radiation Medicine at Loma Linda University School of Medicine and has served as Director of the International Order of Forresters Cancer Research Laboratory and on the Board of Directors of the American Cancer Society, California Division. Earlier in his career, Dr. Stickney held positions with Burroughs Wellcome and the Centers for Disease Control, and academic teaching appointments at The University of California at Los Angeles and The University of California at Riverside. He has also served as a consultant for a number of biotechnology companies on the design and conduct of clinical trials. Dr. Stickney holds a Bachelor of Science in Microbiology, a Masters of Science in Immunology, and an M.D. from Ohio State University. In addition, he is certified as a Diplomat of the American Board of Internal Medicine and Hematology and a Diplomat of the American Board of Radiology, Therapeutic Radiology.

Robert W. Weber joined Hollis-Eden in March 1996 and currently serves as Chief Accounting Officer and Vice President-Controller. Mr. Weber has over twenty years of experience in financial management. Mr. Weber has been employed at executive levels by multiple start-up companies and contributed to the success of several turnaround situations. He previously served as Vice President of Finance at Prometheus Products, a subsidiary of Sierra Semiconductor (now PMC Sierra), from 1994 to 1996, and Vice President Finance and Chief Financial Officer for Amercom, a personal computer telecommunications software publishing company, from 1993 to 1994. From February 1988 to August 1993, Mr. Weber served as Vice President Finance and Chief Financial Officer of Instromedix, a company that develops and markets medical devices and software. Mr. Weber brings a broad and expert knowledge of many aspects of financial management. In various capacities, he has been responsible for all aspects of finance and accounting including cost accounting, cash management, SEC filings, investor relations, private and venture financing, corporate legal matters, acquisitions/divestitures as well as information services and computer automation. Mr. Weber received a B.S. from GMI Institute of Technology (now Kettering University) and an M.B.A. from the Stanford Graduate School of Business.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of January 31, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the compensation table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise shown, the address of each stockholder listed is in care of the Company at 4435 Eastgate Mall, Suite 400, San Diego, CA 92121.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Richard B. Hollis (2)	4,121,416	19.9%

Robert E. Petersen & Margaret M. Petersen as Trustees for the R. E. & M. Petersen Living Trust Dated 1/17/83 (3) 4520 Wilshire Blvd., 20th Floor Los Angeles, CA 90048	1,403,008	7.3%

Fidelity Management and Research Company Investment Proxy Research 82 Devonshire St. F7C Boston, MA 02109-3614	1,233,600	6.4%

Security Management Co., LLC One Security Benefit Pl. Topeka, KS 66636	1,178,296	6.1%

Terren S. Peizer (4) 723 Palisades Beach Rd. # 322 Santa Monica, CA 90402	1,200,000	5.9%

US Bancorp Asset Management Inc. 800 Nicollet Mall, 5th Fl. Minneapolis, MN 55402	972,852	5.1%

James M. Frincke (5)	431,765	2.2%

Salvatore J. Zizza (6)	274,750	1.4%

Thomas Charles Merigan (7)	252,250	1.3%

William H. Tilley (8)	250,000	1.3%

Daniel D. Burgess (9)	249,188	1.3%

Eric J. Loumeau (10)	108,873	*

J. Paul Bagley (11)	102,564	*

Dwight R. Stickney (12)	99,263	*

Brendan R. McDonnell (13)	58,750	*

All executive officers and directors as a group (13 persons) (14)	6,533,817	28.6%

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 19,261,236 shares outstanding on January 31, 2004, adjusted as required by rules promulgated by the SEC.

(2)	Includes 1,061,667 shares subject to options and 393,250 shares subject to warrants which are presently exercisable or will become exercisable within 60 days of January 31, 2004 and 2,158 shares held under the Company’s 401(k) plan.

(3)	Includes 1,053,149 shares held in the R. E. & M. Petersen Living Trust Dated 1/17/83, and 333,359 shares held in the name of Petersen Properties of which R. E. & M. Petersen Living Trust owns 100% of the shares.

(4)	Includes 1,200,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004.

(5)	Includes 407,604 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004 and 2,986 shares held under the Company’s 401(k) plan in his name. Also includes 19,833 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004 and 1,343 shares held under the Company’s 401(k) plan in his spouse’s name.

(6)	Includes 38,750 shares subject to options and 100,000 shares subject to warrants which are presently exercisable or will become exercisable within 60 days of January 31, 2004. Also includes 3,000 shares held in trust in the name of his children, with respect to which Mr. Zizza disclaims, beneficial ownership.

(7)	Includes 252,250 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004.

(8)	Includes 250,000 shares subject to warrants which are presently exercisable or will become exercisable within 60 days of January 31, 2004, held of record by Jacmar/Viking L.L.C. of which Mr. Tilley is a member.

(9)	Includes 246,250 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004 and 2,938 shares held under the Company’s 401(k) plan.

(10)	Includes 105,625 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004 and 2,448 shares held under the Company’s 401(k) plan

(11)	Includes 38,750 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004; 500 shares held indirectly through Stone Pine Funding Systems, L.L.C. of which Mr. Bagley is a member of the Board; and 834 shares held indirectly through LHIP Management Company L.L.C. of which Mr. Bagley is the manager.

(12)	Includes 95,948 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004 and 2,315 shares held under the Company’s 401(k) plan.

(13)	Includes 58,750 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2004.

(14)	Includes 2,874,905 shares subject to options and 743,250 shares subject to warrants which are presently exercisable or will become exercisable within 60 days of January 31, 2004 and 22,707 shares held under the Company’s 401(k) plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Paul Bagley, a director, failed to timely file a Form 4 to report a stock purchase made on December 22, 2003. The delinquent report has subsequently been filed with the SEC.

COMPENSATION OF DIRECTORS

Beginning with the year 2000, members of the Board of Directors are compensated $2,500 for attendance at each in-person Board meeting. They also are eligible for reimbursement of their expenses incurred in connection with such attendance in accordance with Company policy.

The Company also grants discretionary stock options to non-employee members of the Board of Directors under the 1997 Plan. During the 2003 fiscal year, the Company granted options covering an aggregate of 80,000 shares of the Company’s Common Stock to four directors for their services as directors.

In March 1996, options to purchase a total of 125,000 shares of the Company’s Common Stock with an exercise price of $2.25 per share were granted to Dr. Merigan for consulting services. In March 2003, the options expired and the Company granted new options to Dr. Merigan to purchase a total of 125,000 shares of the Company’s Common Stock with an exercise price of $2.25 per share, which was less than the fair market value of the Company’s Common Stock on the date of grant.

In March 2003, options to purchase a total of 13,500 shares of the Company’s Common Stock with an exercise price of $5.30 per share were granted to Dr. Merigan for consulting services conducted in 2002.

In March 2003, we amended a warrant previously issued to Jacmar/Viking, L.L.C. Pursuant to the amended warrant, the warrant is now exercisable for an aggregate of 250,000 shares of the Company’s Common Stock at an exercise price of $10.00 per share. William H. Tilley, one of our directors, is a principal of Jacmar/Viking.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2003, 2002, 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2003, who earned in excess of $100,000 in salary and bonus during the last year (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Compensation($)	Securities Underlying Options/ SARs(#)
Mr. Richard B. Hollis Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	451,000 440,000 400,000		347,000 330,000 280,000	(2)	-0- -0- -0-	240,000 240,000 -0-
Mr. Daniel D. Burgess Chief Financial Officer and Chief Operating Officer	2003 2002 2001	285,000 278,000 264,000		58,000 27,800 26,400	(3)	-0- -0- -0-	50,000 50,000 -0-
Dr. James M. Frincke Chief Scientific Officer	2003 2002 2001	248,000 242,000 220,000		51,000 24,200 44,000	(3)	-0- -0- -0-	70,000 60,000 -0-
Mr. Eric J. Loumeau Vice President, Corporate General Counsel	2003 2002 2001	225,500 220,000 209,000		46,000 22,000 21,000	(3)	-0- -0- -0-	25,000 25,000 -0-
Dr. Dwight R. Stickney, M.D. Vice President, Medical Affairs	2003 2002 2001	307,500 300,000 245,333	(1)	47,000 30,000 29,000	(3)	-0- -0- -0-	23,500 12,500 36,000

(1)	Dr. Stickney’s employment began in May 2000 on a part-time basis. On May 1, 2001, Dr. Stickney’s employment became full time.

(2)	$110,000 of this amount was awarded in July 2003 but earned in 2002.

(3)	These amounts were awarded in July 2003 but earned in 2002.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 1997 Plan. As of March 31, 2004, options to purchase a total of 4,263,151 shares were outstanding under the 1997 Plan and options to purchase 50,565 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, or exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Shares Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year(%)	Exercise Price($/sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(1)
Name					5%	10%
Richard B. Hollis	160,000	22.7%	$5.29	2/26/2013	$532,386	$1,349,162

Richard B. Hollis	80,000	11.3%	$12.25	6/25/2013	$616,420	$1,562,120

Daniel D. Burgess	50,000	7.1%	$5.29	2/26/2013	$166,371	$421,613

James M. Frincke	60,000	8.5%	$5.29	2/26/2013	$199,645	$505,936

James M. Frincke	10,000	1.4%	$12.25	6/25/2013	$77,053	$195,265

Eric J. Loumeau	25,000	3.5%	$5.29	2/26/2013	$83,185	$210,807

Dwight R. Stickney	12,500	1.8%	$5.29	2/26/2013	$41,593	$105,403

Dwight R. Stickney	11,000	1.6%	$12.25	6/25/2013	$84,758	$214,792

(1)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock and no gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES(1)

	Number Of Securities Underlying Options As Of Fiscal Year-End (#) (2)		Value of In-the-Money Options As Of Fiscal Year-End ($) (3)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard B. Hollis	983,334	363,333	$2,350,200	$1,095,600

Daniel D. Burgess	226,458	88,542	195,479	371,021

James M. Frincke	381,666	115,000	1,165,237	416,488

Eric J. Loumeau	95,729	44,271	113,813	171,188

Dwight R. Stickney	71,032	56,968	104,847	131,064

(1)	None of the Named Executive Officers exercised options during the 2003 fiscal year.

(2)	Includes both in-the-money and out-of-the-money options.

(3)	The fair market value of the underlying shares on the last day of the fiscal year ($11.01) less the exercise or base price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

The Company has entered an employment agreement with Mr. Hollis which includes a minimum bonus based on a formula which takes into account the Company’s achievements. In addition, if Mr. Hollis’ employment is terminated without cause, Mr. Hollis shall be entitled to the following: (i) base salary through the date of termination, (ii) annual base salary in effect at the time of termination times five, (iii) an amount equal to the prior calendar year’s bonus awarded to Mr. Hollis times five, (iv) immediate vesting of all unvested stock options of the Company held by Mr. Hollis, and the continuation of the exercise period of all stock options held by Mr. Hollis until the final expiration of the original terms of such stock options, and (v) continued receipt for three years of all employee benefit plans and programs in which Mr. Hollis and his family were entitled to participate immediately prior to the date of termination. The employment agreement further provides that if Mr. Hollis’ employment is terminated within one year of the occurrence of a change in control of the Company, upon execution by Mr. Hollis of a waiver and release of claims, the new company shall pay Mr. Hollis the same benefits described in (i) through (v) above. In addition, the agreement provides that Mr. Hollis has the right to require the Company to nominate him and two of his designees for election to the Board. If this provision is violated, Mr. Hollis will be entitled to the same benefits described in (i) through (v) above. To date, however, Mr. Hollis has not exercised this right.

Mr. Burgess’ employment arrangement with the Company provides that if Mr. Burgess’ employment is terminated without cause, he will receive one year’s severance pay, with benefits in place throughout the severance period. Additionally, his stock options will continue to vest throughout the severance period, with 90 days beyond that to exercise. The agreement also provides that in the event that a third party acquires 50% or more of the Company’s voting stock or acquires substantially all of our assets or in the event of a change of control of Hollis-Eden (as now or in the future defined in the 1997 Plan), all of Mr. Burgess’ then unvested stock options shall automatically immediately become vested and fully exercisable.

The Company has an employment agreement with Mr. Loumeau providing that in the event that a third party acquires 50% or more of the Company’s voting stock or acquires substantially all of our assets or in the event of a change of control of Hollis-Eden (as now or in the future defined in the 1997 Plan), all of Mr. Loumeau’s then unvested stock options shall automatically immediately become vested and fully exercisable.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the compensation paid to the Company’s executive officers. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

The Compensation Committee (the “Committee”) of the Board of Directors reviews and recommends to the Board of Directors for approval the Company’s executive compensation policies. The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company’s industry. During 2003, the Committee was composed of two outside directors, Mr. McDonnell and Mr. Bagley.

COMPENSATION PHILOSOPHY

The Company’s philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other pharmaceutical and biotechnology companies. Compensation for the Company’s executive officers consists of a base salary and potential incentive cash bonuses, as well as incentive compensation through stock options and matching contributions by the Company into 401(k) accounts.

BASE SALARY

The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. In order to evaluate the Company’s competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from a survey prepared by a consulting company (the 2002 Report on Executive Compensation in the Biopharmaceutical Industry). As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired taking into account such officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are based upon individual performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Committee believes that its process for determining and adjusting the base salary of executive officers is consistent with sound personnel practices.

BONUS PAYMENTS

Cash bonus payments are discretionary unless otherwise required pursuant to an employment agreement. Bonus payments, if any, to executive officers, including the CEO, or payments above the required annual minimum, are based on two principal factors: corporate performance as compared to the Company’s goals and objectives and individual performance relative to corporate performance and individual goals and objectives.

Bonus payment recommendations for executive officers other than the CEO are initiated by the CEO and submitted to the Committee for review. Bonus payment recommendations for the CEO are initiated by the Committee.

LONG-TERM INCENTIVES

To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options generally under the 1997 Plan. The Board believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Grants are made to all employees when hired based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants, which are generally based on either individual or corporate performance. The compensatory and administrative features of the 1997 Plan conform in all material respects to the design of standard comparable plans in the industry and are, in the Committee’s estimation, fair and reasonable.

CHIEF EXECUTIVE OFFICER COMPENSATION

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. On July 1, 2003, Mr. Hollis’ base salary was increased from $440,000 to $462,000. Mr. Hollis’ base salary was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. This base salary fell approximately mid-way between the 50th and 90th percentile. Mr. Hollis’ bonus was based in part on the many accomplishments of the Company in 2003, including, among other things, closing rounds of capital which raised approximately $90 million during a difficult financing environment; substantial progress in advancing the Company’s lead drug development programs as well as the Company’s identification of the mechanisms by which immune regulating hormone technology is able to regulate immune function; the ongoing demonstration of preclinical activity of the Company’s compounds in a variety of diseases; significantly expanding the Company’s understanding of the metabolism, pharmacokinetics and structure-activity relationships for this class of compounds; the ongoing joint development program with the U.S. military to develop HE2100 as a countermeasure against radiation injury; the continued expansion of the Company’s patent portfolio; and the development of various domestic and international relationships between the Company and businesses and other organizations throughout the world.

SECTION 162(M)

The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for the Company’s executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:

COMPENSATION COMMITTEE

Brendan R. McDonnell, Chairman

J. Paul Bagley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Company’s Compensation Committee consists of Mr. McDonnell and Mr. Bagley. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison(1)

The following graph compares changes through December 31, 2003, in the cumulative total return on Hollis-Eden Common Stock, a broad market index, namely the NASDAQ Stock Market U.S. Index (the “NASDAQ Index”), and an industry index, namely the NASDAQ Pharmaceuticals Stocks Index (the “Industry Index”). The Industry Index comprises all companies listed on the NASDAQ Stock Market under SIC 283. All values assume reinvestment of the full amount of all dividends as of December 31 of each year.

Comparison of Cumulative Total Return on Investment

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

On May 22, 1998, in connection with the relocation of the Company’s headquarters from Portland, Oregon, to San Diego, California, in 1998, the Company loaned Richard B. Hollis $200,000 pursuant to a promissory note bearing interest at 5.5% per annum. The note had an original term of three years, which was later extended to May 22, 2003. On March 31, 2003, Mr. Hollis sold to the Company an aggregate of 59,000 shares of his Hollis-Eden Common Stock at a purchase price of $5.87 per share, which was the fair market value of the Common Stock on that date. Mr. Hollis used the proceeds from the sale of stock to repay in full the principal and interest on the loan, as well to pay his federal and state tax liability in connection with the sale.

In May 1996, in accordance with anti-dilution privileges under a private financing that the Company conducted in March 1995, the Company issued Richard B. Hollis a warrant that presently represents a right to purchase 393,250 shares of the Company’s Common Stock at a price of $11.02 per share. In May 2000, the warrant was amended, pursuant to which the expiration date of the warrant was extended from January 7, 2002, to January 7, 2006.

In March 1999, the Company entered into a consulting agreement with Jacmar/Viking, L.L.C. William H. Tilley, one of the Company’s directors, is a principal of Jacmar/Viking. As consideration for such consulting services, the Company issued to Jacmar/Viking a warrant to purchase an aggregate of 500,000 shares of the Company’s Common Stock at an exercise price of $20.50 per share. The warrant is not subject to any vesting provisions and had an original expiration date of March 2002. In March 2001, the Company entered into an amendment to the original consulting agreement and warrant, pursuant to which the expiration date for the warrant was extended to March 2003. In March 2003, the Company amended the warrant so that the warrant is now exercisable into an aggregate of 250,000 shares of the Company’s Common Stock at an exercise price of $10.00 per share. The Company also amended the warrant and the consulting agreement to extend the expiration date of the warrant to the earlier to occur of March 2006 or thirty days after the consulting agreement is terminated.

In March 2002, the Company issued to Dr. Joseph Hollis, a consultant, a warrant to purchase 60,000 shares of the Company’s Common Stock at an exercise price of $11.00 per share. This warrant expires on March 18, 2005. Dr. Hollis is the brother of Richard B. Hollis.

In March 1993, options to purchase a total of 125,000 shares of the Company’s Common Stock with an exercise price of $2.25 per share were issued to Dr. Merigan for consulting services. In March 2003, the options expired and the Company issued new options to Dr. Merigan to purchase a total of 125,000 shares of the Company’s Common Stock with an exercise price below market of $2.25. Dr. Merigan is one of the Company’s directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

RICHARD B. HOLLIS

Chairman of the Board, President

Chief Executive Officer

May 11, 2004

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOLLIS-EDEN PHARMACEUTICALS, INC., 4435 EASTGATE MALL, SUITE 400, SAN DIEGO, CALIFORNIA 92121.

HOLLIS-EDEN PHARMACEUTICALS, INC.

1997 INCENTIVE STOCK OPTION PLAN

As Amended on April 23, 2004

INTRODUCTION

Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), hereby establishes an incentive compensation plan to be known as the “Hollis-Eden Pharmaceuticals, Inc. 1997 Incentive Stock Option Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options and Incentive Stock Options. The Plan became effective on February 5, 1997.

The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation’s stockholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

DEFINITIONS

For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

(a) “Award Agreement” shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which a Plan Award is granted.

(b) “Board of Directors” shall mean the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

(d) “Committee” shall mean the Committee hereinafter described in Section I.

(e) “Common Stock” shall mean the common stock, par value $.01 per share, of the Corporation.

(f) “Consultant” shall mean an individual who is in a Consulting Relationship with the Corporation or any Parent or Subsidiary.

(g) “Consulting Relationship” shall mean the relationship that exists between an individual and the Corporation (or any Parent or Subsidiary) if (i) such individual or (ii) any entity of which such individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation or any Parent or Subsidiary.

(h) “Corporation” shall mean Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation.

(i) “Disability” shall have the same meaning as the term “permanent and total disability” under Section 22(e)(3) of the Code.

(j) “Employee” shall mean a common-law employee of the Company or of any Parent or Subsidiary.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(l) “Executive” means an employee of the Corporation or of any Parent or Subsidiary whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

(m) “Fair Market Value” of the Corporation’s Common Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a “Trading Day” shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one “eligible dealer” quoted both a bid and asked price for the Common Stock. An “eligible dealer” for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation’s Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

(n) “Incentive Stock Option” shall mean a stock option satisfying the requirements for tax-favored treatment under Section 422 of the Code.

(o) “Non-Qualified Option” shall mean a stock option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the provisions of Section V hereof.

(q) “Optionee” shall mean a Participant who is granted an Option under the terms of this Plan.

(r) “Outside Directors” shall mean members of the Board of Directors of the Corporation who are classified as “outside directors” under Section 162(m) of the Code.

(s) “Parent” shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

(t) “Participant” shall mean any Employee or other person participating under the Plan.

(u) “Plan Award” shall mean an Option granted pursuant to the terms of this Plan.

(v) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(w) “Subsidiary” shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

(x) “Termination of Consulting Relationship” shall mean the cessation, abridgement or termination of a Consultant’s Consulting Relationship with the Corporation or any Parent or Subsidiary as a result of (i) the

Consultant’s death or Disability (ii) the cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation (or any Parent or Subsidiary) and the Consultant (or any other entity) giving rise to the Consulting Relationship or (iii) if the written consulting contract is not directly between the Corporation (or any Parent or Subsidiary) and the Consultant, the Consultant’s termination of service with, or sale of all or substantially all of his equity interest in, the entity which has entered into the written consulting contract with the Corporation, Parent or Subsidiary.

SECTION I

ADMINISTRATION

The Plan shall be administered by the Committee, which shall be composed solely of at least two Non-Employee Directors, as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act, and who also qualify as “Outside Directors”. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

SECTION II

SHARES AVAILABLE

Subject to the adjustments provided in Section VI of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be 5,150,000 shares. Shares of Common Stock underlying awards of securities (derivative or not) and shares of Common Stock awarded hereunder (whether or not on a restricted basis) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Plan Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited. Common Stock granted to satisfy Plan Awards under the Plan may be authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation’s treasury or shares of Common Stock acquired on the open market.

SECTION III

ELIGIBILITY

Officers and key employees of the Corporation, or of any Parent or Subsidiary, who are regularly employed on a salaried basis as common law employees, Consultants, and directors of the Corporation or of any Parent or Subsidiary who are not Employees, shall be eligible to participate in the Plan. Where appropriate under this Plan, directors who are not Employees shall be referred to as “employees” and their service as directors as “employment”.

SECTION IV

AUTHORITY OF COMMITTEE

The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business. Subject to the provisions of Section X hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the

Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the exercise price of each Plan Award, the period(s) during which a Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee shall include, without limitation, the following:

(a) Financing. The arrangement of temporary financing for an Optionee by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting an Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer.

(b) Procedures for Exercise of Option. The establishment of procedures for an Optionee to exercise an Option by (i) payment of cash (including check), (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Corporation or the receipt of irrevocable instructions to pay the aggregate exercise price to the Corporation from the sales proceeds, (iii) provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Corporation’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise or (iv) payment by a combination of the methods of payment permitted by clauses (b)(i) through (b)(iii) above.

(c) Withholding. The establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option or for the tender of shares of Common Stock owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

SECTION V

STOCK OPTIONS

The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. In order for an Option grant to satisfy the “performance-based compensation” exemption to the deduction limitation under Code Section 162(m), the maximum number of shares of Common Stock subject to Options which may be granted to any single Executive during any one calendar year is 250,000. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the Options granted under the Plan shall be subject to the following:

(a) Exercise Price. The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share of Common Stock purchasable under any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section VI of the Plan.

(b) Payment of Exercise Price. The price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections IV(a) or (b) hereof, as determined by the Participant. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

(c) Exercisability of Options. Except as provided in Section V(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

(d) Expiration of Options. No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

(e) Exercise Upon Optionee’s Termination of Employment or Termination of Consulting Relationship. If the employment of an Optionee by the Corporation or by any Parent or Subsidiary is terminated for any reason other than death, any Incentive Stock Option granted to such Optionee may not be exercised later than three (3) months (one (1) year in the case of termination due to Disability) after the date of such termination of employment. For purposes of determining whether any Optionee has incurred a termination of employment (or a Termination of Consulting Relationship), an Optionee who is both an employee (or a Consultant) and a director of the Corporation and/or any Parent or Subsidiary shall (with respect to any Non-Qualified Option that may have been granted to him) be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his termination of service both as an employee (or as a Consultant) and as a director.

(f) Maximum Amount of Incentive Stock Options. Each Plan Award under which Incentive Stock Options are granted shall provide that to the extent the aggregate of the (i) Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option and (ii) the fair market values (determined as of the date(s) of grant of the option(s) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the Corporation or any Parent or Subsidiary, which are exercisable for the first time by any person during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking all options, whether or not granted under this Plan, into account in the order in which they are granted.

SECTION VI

ADJUSTMENT OF SHARES; MERGER OR

CONSOLIDATION, ETC. OF THE CORPORATION

(a) Recapitalization, Etc. In the event there is any change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

(b) Merger, Consolidation or Change in Control of Corporation. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Options granted hereunder or (2) the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation to a person unrelated to the Corporation or to a direct or indirect owner of a majority of the voting power of the Corporation’s then outstanding voting securities (such sale of assets being referred to as an “Asset Sale”) or (iii) a Change in Control of the Corporation, the vesting and exercisability of Options theretofore granted and still outstanding (and not otherwise expired) shall be accelerated in full immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control. The Corporation, to the extent practicable, shall give advance notice to affected Optionees of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation. All such Options which are not exercised prior to the effective date of such merger, consolidation, dissolution, liquidation or Asset Sale shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or Asset Sale (but not in the case of a Change in Control of the Corporation).

(c) Definition of Change in Control of the Corporation. As used herein, a “Change in Control of the Corporation” shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, (ii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, (iii) the Corporation or any subsidiary of the Corporation or (iv) only as provided in the immediately following sentence, a Participant together with all Affiliates and Associates of the Participant) is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% of more of the combined voting power of the Corporation’s then outstanding securities. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause.

SECTION VII

MISCELLANEOUS PROVISIONS

(a) Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Section X hereof, all actions and decisions of the Committee shall be final.

(b) Assignment or Transfer. No grant or award of any Plan Award (other than a Non-Qualified Option) or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Incentive Stock Options granted hereunder shall be exercisable only by the Participant.

(c) Investment Representation. With respect to shares of Common Stock received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act to deliver such securities in compliance with the provisions of the Securities Act.

(d) Withholding Taxes. In the case of the issuance or distribution of Common Stock or other securities hereunder upon the exercise of any Plan Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant’s salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as described under Section IV(c) hereof.

(e) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

(f) Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

(g) Plurals and Gender. Where appearing in the Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

(h) Headings. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

(i) Severability. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(j) Payments Due Missing Persons. The Corporation shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known addresses advising them that their rights under the Plan shall be suspended. Subject to all applicable state laws, any such suspended amounts shall be held by the Corporation for a period of one (1) additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

(k) Liability and Indemnification. (i) Neither the Corporation nor any Parent or Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

(ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former

Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

(l) Incapacity. If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

(m) Cooperation of Parties. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

(n) Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of California.

(o) Nonguarantee of Employment or Consulting Relationship. Nothing contained in this Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of or in a Consulting Relationship with) the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees (or Consultants), at any time, with or without cause.

(p) Notices. Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at the Corporation’s then principal executive offices, Attn: Corporate Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee’s records.

(q) Written Agreements. Each Plan Award shall be evidenced by a signed written agreement (the “Award Agreements”) between the Corporation and the Participant containing the terms and conditions of the award.

SECTION VIII

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Incentive Stock Options, reduce the minimum exercise price in the case of an Incentive Stock Option or modify the provisions of the Plan relating to eligibility with respect to Incentive Stock Options unless such amendment is made by or with the approval of the stockholders within 12 months of the effective date of such amendment, but only if such approval is required by any applicable provision of law. The Board of Directors of the Corporation shall also be authorized to amend the Plan and the Options granted thereunder to maintain qualification as “incentive stock options” within the meaning of Section 422 of the Code, if applicable. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Awards previously granted under the Plan without the consent of the holder thereof.

SECTION IX

TERM OF PLAN

The Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date the Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.

SECTION X

CLAIMS PROCEDURES

(a) Denial. If any Participant, former Participant or beneficiary is denied any vested benefit to which he is, or reasonably believes he is, entitled under this Plan, either in total or in an amount less than the full vested benefit to which he would normally be entitled, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his claim, if possible, and an explanation of why such material or information is needed and (iii) an explanation of the Plan’s claim review procedure.

(b) Written Request for Review. Within 60 days of receipt of the information stated in subsection (a) above, such person shall, if he desires further review, file a written request for reconsideration with the Committee.

(c) Review of Document. So long as such person’s request for review is pending (including the 60 day period in subsection (b) above), such person or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

(d) Committee’s Final and Binding Decision. A final and binding decision shall be made by the Committee within 60 days of the filing by such person of this request for reconsideration; provided, however, that if the Committee, in its discretion, feels that a hearing with such person or his representative is necessary or desirable, this period shall be extended for an additional 60 days.

(e) Transmittal of Decision. The Committee’s decision shall be conveyed to such person in writing and shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by such person and (iii) set forth the specific references to the pertinent Plan provisions on which the decision is based.

(f) Limitation on Claims. Notwithstanding any provisions of this Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation (or against any Parent or Subsidiary) more than three years after the date the Participant (or his estate or other beneficiary) initially is entitled to receive benefits hereunder.

AUDIT COMMITTEE CHARTER

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting, financial reporting practices and audits of financial statements as well as the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors, the Company’s financial management.

COMPOSITION

The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared for each meeting.

AUTHORITY

The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the oversight of the auditors and shall report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.    To evaluate the performance of the Auditors, to assess their qualifications including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2.    To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid to the Auditors, which approval may be pursuant to pre-approval policies and procedures, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

3.    To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

4.    To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5.    At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.    To consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

7.    To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

8.    To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

9.    To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

10.    To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

11.    To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect.

12.    To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

13.    To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

14.    To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies.

15.    To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

16.    To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

17.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

18.    To report to the Board of Directors the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

19.    To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

HOLLIS-EDEN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2004

The undersigned hereby appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Hollis-Eden Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, CA 92037, on Friday, June 18, 2004, at 2:00 p.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

Please Detach and Mail in the Envelope Provided

A ☒ Please mark your votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2 AND 3.

        Proposal 1.    To elect three Class I directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected.

FOR all nominees listed at right (except as marked to the contrary below) ☐ Nominees:

J. Paul Bagley

Marc R. Sarni

Jerome M. Hauer

WITHHOLD AUTHORITY to vote for all nominees listed at right ☐

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below

Proposal 2.    To approve the Company’s 1997 Incentive Stock Option Plan, as amended.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3.    To ratify the selection of BDO Seidman LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.

Signature(s)		DATED , 2004
Name of stockholder (if other than individual)

NOTE: Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.